EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to the references to its firm in the form and context in which they appear in this Annual Report on Form 10-K filed by Laredo Petroleum, Inc. (the “Annual Report”).  Ryder Scott Company, L.P. hereby further consents to the use and incorporation by reference of information from its reports regarding those quantities estimated by Ryder Scott of proved reserves of Laredo Petroleum, Inc. and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2016, 2015 and 2014, and to the inclusion of its summary report dated January 13, 2017 as an exhibit to the Annual Report.  We hereby further consent to the incorporation by reference thereof into Laredo Petroleum, Inc.'s Registration Statements on Form S-8 (File No. 333-178828, effective December 30, 2011 and File No. 333-211610, effective May 25, 2016) and the Registration Statement of Laredo Petroleum, Inc. on Form S-3 (File No. 333-209887, effective March 2, 2016).

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 16, 2017